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                       HIGHWAYMASTER COMMUNICATIONS, INC.



                     WARRANTS FOR THE PURCHASE OF SHARES OF
               COMMON STOCK OF HIGHWAYMASTER COMMUNICATIONS, INC.
--------------------------------------------------------------------------------


No. 1A                                                       5,000,000 Warrants


          FOR VALUE RECEIVED, HIGHWAYMASTER COMMUNICATIONS, INC., a Delaware corporation (the "Company"), hereby certifies that Southwestern Bell Wireless Holdings, Inc., a Delaware corporation ("SBW"), or permitted assigns (the "Holder") is entitled, subject to the provisions of this warrant certificate (including any substitute certificate issued pursuant to the terms hereof, this "Warrant Certificate") representing 5,000,000 warrants ("Warrants"), to purchase from the Company, at the times specified herein, (i) 3,000,000 fully paid and non-assessable shares of Common Stock (as hereinafter defined) at a purchase price per share equal to the First Exercise Price (as hereinafter defined) and
(ii) 2,000,000 fully paid and non-assessable shares of Common Stock, at a purchase price per share equal to the Second Exercise Price (as hereinafter defined). The number of shares of Common Stock to be received upon the exercise of a Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth.

          Concurrently with the issuance of the Warrants, the Company and SBW are entering into a Purchase Agreement, dated the date hereof ("Purchase Agreement"), pursuant to which SBW is purchasing certain shares of Series D Participating Convertible Preferred Stock, par value $.01 per share, of the Company and is depositing the Purchase Price (as defined in the Purchase Agreement) for such shares into escrow (the "Escrow Fund") pursuant to an escrow agreement (the "Escrow Agreement").

          1. Definitions. The following terms, as used herein, have the following meanings:



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          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

          "Common Stock" means the common stock, $0.01 par value, of the Company, and (in accordance with Section 8 hereof) capital stock of any class or classes into which such Common Stock or any such other class may thereafter be changed or reclassified.

          "Exercise Prices" means the First Exercise Price and the Second Exercise Price.

          "Expiration Date" means 4:00 p.m., New York City time, on September 27, 2001; provided, however, that if such day is a day on which banking institutions in The City of New York are authorized by law to close, the "Expiration Date" shall be on the next succeeding day that shall not be such a day.

          "First Exercise Price" means $14.00 per share of Common Stock purchasable upon exercise of a Warrant, such First Exercise Price to be adjusted from time to time as provided herein.

          "Person" means any individual, corporation, partnership, joint stock company, joint venture, association, trust, unincorporated organization, government or any agency, department or political subdivision thereof, or any other entity.

          "Regulatory Relief" means that SBC Communications, Inc. or its Affiliates, in their sole judgment, have obtained all necessary federal and state regulatory approvals to provide landline, interLATA long-distance service pursuant to the Communications Act of 1934, as amended by The Telecommunications Act of 1996.

          "Second Exercise Price" means $18.00 per share of Common Stock purchasable upon exercise of a Warrant, such Second Exercise Price to be adjusted from time to time as provided herein.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


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          2. Exercise and Duration of Warrants.

          (a) The Holder of this Warrant Certificate shall have the right to exercise any or all of the Warrants (but not as to a fractional share of Common Stock and not for less than 1,000,000 Warrants in any one exercise) at any time, or from time to time until the Expiration Date by presentation and surrender hereof to the Company with the appropriate Exercise Subscription Form annexed hereto (an "Exercise Subscription Form") duly executed and accompanied by proper payment of the First Exercise Price or the Second Exercise Price, as the case may be, multiplied by the number of shares of Common Stock specified in such form (the "Aggregate Exercise Price"), all subject to the terms and conditions hereof. Notwithstanding the foregoing, prior to receipt of Regulatory Relief, the Holder may only exercise Warrants to the extent that the total equity securities in the Company held by Holder and its Affiliates is consistent with the restrictions contained in the Communications Act of 1934, as amended by The Telecommunications Act of 1996. Each Warrant not exercised prior to the Expiration Date shall become void and all rights in respect thereof shall cease as of such time.

          (b) The Aggregate Exercise Price must be paid in U.S. dollars in cash, wire transfer of immediately available funds, bank cashier's check or bank draft payable to the order of the Company. Upon receipt by the Company of this Warrant Certificate and a properly executed Exercise Subscription Form, together with the Aggregate Exercise Price at the Company's office designated for such purpose, the Holder shall be deemed to be the holder of record of the shares of Common Stock receivable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall pay any and all documentary, stamp or similar issue taxes of the United States or any state thereof payable in respect of the issue or delivery of such shares of Common Stock; provided, however, that the Company shall not be required to pay any tax or other charge that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the record holder of the Warrants being exercised and in such case the Company shall not be obligated to issue or deliver any stock certificate until such tax or charge has been paid in full or it has been established to the satisfaction of the Company that no such tax or charge is due.


          (c) Notwithstanding Sections 2(a) and 2(b) above, at the option of the Holder of Warrants, Warrants may be exercised in the manner set forth in

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paragraph (2)(a) above, except that the Holder may, in lieu of paying the Aggregate Exercise Price in the manner set forth in Section 2(b) above, exercise, without making any payment in cash, Warrants for that number of shares of Common Stock determined by dividing (i) the difference between (x) the current market price per share of Common Stock (as defined in Section 8(d) below) on the day of exercise multiplied by the number of shares of Common Stock specified in the Exercise Subscription Form and (y) the Aggregate Exercise Price by (ii) the current market price per share of Common Stock on the day of exercise.

          (d) If the Holder exercises less than all the Warrants, this Warrant Certificate shall be surrendered by the Holder to the Company and a new Warrant Certificate of the same tenor and for the unexercised number of Warrants which was not surrendered shall be executed by the Company. Subject to the provisions hereof regarding transfer of the Warrants, the Company shall register the new Warrant Certificate in such name or names as may be directed in writing by the Holder and deliver the new Warrant Certificate to the person or persons entitled to receive the same.

          (e) Upon surrender of this Warrant Certificate in conformity with the foregoing provisions, the Company shall transfer to the Holder of this Warrant Certificate appropriate evidence of ownership of any shares of Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the person or persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share of Common Stock as provided in
Section 5 below.

          (f) Notwithstanding anything to the contrary contained herein, no Holder of these Warrants shall be entitled to exercise the same until the filing of the Certificate of Amendment contemplated by the Purchase Agreement and unless, at the time of exercise, (i) a registration statement under the Securities Act, shall have been filed with, and declared effective by, the Securities and Exchange Commission or the issuance of shares of Common Stock upon the exercise of the Warrants is permitted pursuant to an available exemption from the registration requirements of the Securities Act and (ii) all applicable requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the issuance of shares of Common Stock upon the exercise of the Warrants shall have been satisfied.


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          3. Restrictive Legend. Any substitute Warrant Certificate and any certificates evidencing shares of Common Stock issued pursuant to exercise of Warrants shall bear the following legend, unless such securities have been registered under the Securities Act or unless the Company determines otherwise in compliance with applicable law:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREUNDER."

In addition, any substitute Warrant Certificate shall bear the following legend:

               "NO HOLDER OF WARRANTS EVIDENCED BY THIS CERTIFICATE MAY TRANSFER SUCH WARRANTS OR ANY INTEREST THEREIN TO ANY PERSON OTHER THAN SOUTHWESTERN BELL WIRELESS HOLDINGS, INC. OR AN AFFILIATE OF SOUTHWESTERN BELL WIRELESS HOLDINGS, INC."

          4. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of the Warrants such number of its authorized but unissued shares of its Common Stock or other securities of the Company from time to time issuable upon exercise of the Warrants as will be sufficient to permit the exercise in full of the Warrants. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than restrictions on resale imposed under applicable law) and free and clear of all preemptive or similar rights, except for any of the foregoing that may be imposed by or through the Holder of the Warrants or the Person to whom shares of Common Stock or other securities are issued upon the exercise thereof.

          5. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of any Warrant. With respect to

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any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market price per share of Common Stock on the day of exercise.

          6. Transfer, Loss of Warrant Certificate.

          (a) Subject to the provisions of this Section 6, the Company will, from time to time, register the transfer of any outstanding Warrant Certificate upon its records. Each taker and Holder of this Warrant Certificate by taking or holding the same, consents and agrees that prior to any transfer of this Warrant Certificate, the holder hereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail. The Company shall register such transfer upon surrender of such Warrant Certificate to the Company for transfer, accompanied by appropriate instruments of transfer duly executed by the holder or the holder's duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued in the name of the transferee, and the surrendered Warrant Certificate shall be cancelled. Each Warrant Certificate evidencing the transferred Warrants shall bear, unless the same has been registered under the Securities Act, the restrictive legend set forth in Section 3 herein.

          (b) Notwithstanding anything to the contrary contained in Section 4(a), the Company shall not be obligated to register the transfer of any outstanding Warrant Certificate unless a registration statement under the Securities Act, shall have been filed with, and declared effective by, the Securities and Exchange Commission with respect to the transfer of the applicable Warrants or such transfer is permitted pursuant to an available exemption from the registration requirements of the Securities Act.

          (c) No holder of Warrants shall Transfer any such Warrants or any interest therein to any Person other than SBW or an Affiliate of SBW. As used herein, the term "Transfer" means, with respect to Warrants, any sale, transfer, assignment, disposition or other means of conveying legal or beneficial ownership of such Warrants, whether direct or indirect and whether voluntary or involuntary, and the terms "Transferred," "Transferable," "Transferor" and "Transferee" have correlative meanings.

          (d) Any attempted or purported Transfer of Warrants in violation of paragraph 6(c) above shall not be effective to Transfer ownership of such Warrants to the purported Transferee thereof, who shall not be entitled to any rights as a Holder

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with respect to the Warrants purported to be Transferred. All rights with respect to any Warrants attempted or purported to be Transferred in violation of the aforementioned provisions shall remain the property of the Person who initially attempted or purported to transfer such Warrants in violation thereof. Upon a determination by the Board of Directors of the Company that there has been or is threatened an attempted or purported Transfer of Warrants in violation of the aforementioned provisions, the Board of Directors of the Company may take such action as it deems advisable, including, but not limited to, refusing to give effect on the books of the corporation to such attempted or purported Transfer or instituting legal proceedings to enjoin or rescind the same.

          (e) Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor and date. Any such new Warrant Certificate executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone. The provisions of this Section 6 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen, or destroyed Warrant Certificates.

          7. Rights of the Holder. Prior to the exercise of any Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to give or withhold consent to any corporate action of the Company, to receive dividends or other distributions, to exercise any preemptive or similar right or to receive any notice of meetings of stockholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

          8. Anti-Dilution Provisions. The Exercise Prices in effect at any time, and the number of shares of Common Stock which may be purchased upon the exercise hereof, shall be subject to change or adjustment as follows:

          (a) In case the Company shall (i) pay a dividend or make any other distribution on or in respect of its Common Stock in shares of Common Stock,
(ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification

                                       -7-



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of its Common Stock (whether pursuant to a merger or consolidation or otherwise)
any other shares representing common equity of the Company, then (x) the number of shares of Common Stock theretofore issuable upon exercise of a Warrant shall be appropriately adjusted so that the Holder of each Warrant exercised after the record date fixing stockholders to be affected by such event shall be entitled to purchase at the Exercise Price, as adjusted below, the number of shares of Common Stock (or other shares representing common equity of the Company) which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to such record date and (y) the Exercise Price shall be adjusted by multiplying the Exercise Price by a fraction, the numerator of which is equal to the number of shares of Common Stock purchasable prior to the adjustment specified in (x) above and the denominator of which is equal to the number of shares of Common Stock purchasable after such adjustment. An adjustment made pursuant to this subparagraph shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

          (b) In case the Company shall at any time during which the Veto Provisions (as hereinafter defined) are not in effect issue shares of Common Stock to any Person, or rights, options or warrants to any Persons entitling such Persons to subscribe for or purchase shares of Common Stock, at a price per share less than the current market price per share of Common Stock as of the issue date of such shares of Common Stock or rights, options or warrants to any such Person, the Exercise Prices to be in effect after such issuance or date shall be determined by multiplying the Exercise Prices in effect immediately prior to such issue date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such shares of Common Stock or rights, options or warrants plus the number of shares of Common Stock which the Aggregate Price (as hereinafter defined) would purchase at such current market price, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such shares of Common Stock or rights, options or warrants plus the number of additional shares of Common Stock issued or issuable upon exercise of the rights, options or warrants. Aggregate Price shall mean (x) in the case of the issuance of shares the aggregate offering price paid for the total number of shares of Common Stock so issued or (y) in the case of rights, options or warrants to subscribe for or purchase shares of Common Stock, the aggregate of any amount paid for the issuance of such rights, options or warrants plus the aggregate exercise price payable to the Company upon exercise thereof. Such adjustment shall be made successively

                                       -8-



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whenever any such Common Stock or rights, options or warrants are issued, and shall become effective immediately after such issue date; provided, however, that in the case of rights, options or warrants to subscribe for or purchase shares of Common Stock, if all of the Common Stock deliverable upon exercise or exchange of such securities has not been issued when such securities expire or are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price that would have been in effect had the adjustment upon the issuance of such rights, options or warrants been made only with respect to the number of shares of Common Stock actually issued upon exercise of such securities. In determining whether any shares of Common Stock or any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such shares of Common Stock or such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors. For the purposes of this subparagraph, the issuance of rights, options or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights, options or warrants to purchase the shares of Common Stock into which such securities are convertible at an aggregate offering price equal to the aggregate offering price of such securities plus the minimum aggregate amount (if any) payable upon conversion of such securities into shares of Common Stock. Notwithstanding anything to the contrary contained herein, the provisions of this Section 8(b) shall not apply to, and no adjustment is required to be made in respect of, any of the following: (i) the issuance of shares of Common Stock upon the exercise of any of the Warrants or the exercise of any other rights, options or warrants that entitle the holder to subscribe for or purchase such shares (it being understood that the sole adjustment pursuant to this Section 8(b) in respect of the issuance of shares of Common Stock upon exercise of rights, options or warrants shall be made at the time of the issuance by the Company of such rights, options or warrants); (ii) the issuance of shares of Common Stock upon conversion or exchange of any other securities outstanding on the date hereof after giving effect to the consummation of the transactions contemplated by the Purchase Agreement which are convertible into or exchangeable for shares of Common Stock; (iii) the issuance of shares of Common Stock upon conversion of any shares of Class B Common Stock, par value $.01 per share, that may be issued from time to time as contemplated by the Purchase Agreement or the other Transactions Documents (as defined in the Purchase Agreement); (iv) the issuance of shares of Common Stock to the Company's employees, directors or consultants pursuant to bona fide benefit plans adopted by the Company's Board of Directors if and to the extent that the issuance thereof is

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permitted under the terms of the Stockholders' Agreement (as defined in the
Purchase Agreement); (v) the issuance of shares of Common Stock in a bona fide public offering pursuant to a firm commitment offering; (vi) the issuance of shares of Common Stock to Affiliates of the Company concurrently with an issuance of shares described in clause (v) above if such issuance results in the receipt by the Company of at least the same net proceeds per share as the issuance described in such provision and if all Affiliates have the right to participate in such issuance pro rata with their equity interest in the Company; and (vii) the issuance of shares of Common Stock pursuant to any dividend reinvestment or similar plan adopted by the Company's Board of Directors to the extent that the applicable discount from the current market price for shares issued under such plan does not exceed 5%. As used herein, the term "Veto Provisions" means any provisions of the Transaction Documents to the effect that the approval of SBW or any of its Affiliates is required in order for the issuance by the Company of any equity securities, including securities convertible into equity securities (subject to the exceptions set forth in the applicable Transaction Documents).

          (c) In case the Company shall distribute to all holders of shares of its Common Stock (whether pursuant to a merger or consolidation or otherwise) evidence of its indebtedness or assets (including securities issued by the Company or by any other entity, but excluding (x) any shares referred to in
Section 8(a) above, and (y) any shares of Common Stock or rights, options or warrants referred to in Section 8(b) above), then in each such case the Exercise Prices to be in effect after such distribution shall be determined by multiplying the Exercise Prices in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price per share of Common Stock less the then fair market value (as determined by the Board of Directors in good faith) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock, and the denominator of which shall be such current market price per share of Common Stock as of the date of such distribution. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

          (d) The "current market price per share of Common Stock" at any date shall be deemed to be the average of the daily Closing Prices (as defined below) for 30 consecutive Trading Days (as defined below) immediately preceding the day in question, after appropriate adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications occurring within such 30-day period. The term "Closing Price" on any day shall mean the reported last sale price per share of

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Common Stock on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in each case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the closing bid and asked prices quoted on the Nasdaq National Market or, if not so quoted, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose; and the term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is quoted on the Nasdaq National Market, then the Nasdaq National Market, is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market, a Monday, Tuesday, Wednesday, Thursday, or Friday on which banking institutions in the City of New York, New York are not authorized or obligated by law or executive order to close.

          (e) In the event that at any time, as a result of an adjustment made pursuant to Sections 8(a) or 8(b) above, the Holder shall become entitled to receive any shares of the capital stock of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 8(a) to 8(d), inclusive, above, and Sections 8(g) or 8(h) below, and the provisions of this Warrant Certificate with respect to the Common Stock shall apply on like terms to any such other shares.

          (f) In case:

                (i) the Company shall authorize the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase shares of its Common Stock or of any other subscription rights or warrants; or

               (ii) the Company shall authorize the distribution to all holders of its Common Stock (whether pursuant to a merger or consolidation or otherwise) of evidences of its indebtedness or assets (other than dividends paid in or distributions of the

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                    Company's capital stock for which the Exercise Prices shall have been adjusted pursuant to Section 8(a) above); or

              (iii) of any capital reorganization or reclassification of the
                    Common Stock (other than a change in par value of the Common Stock) or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required (other than a consolidation or merger in which the Company is the contin-uing corporation and that does not result in any reclassification or change of the Common Stock outstanding), or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety; or

               (iv) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

                (v) the Company proposes to take any action (other than actions of the character described in Section 8(a) above) that would require an adjustment of the Exercise Prices pursuant to this Section 8;

then the Company shall cause to be mailed by registered mail to the Holder, at the earliest practicable time (and in any event not less than 20 days prior to the applicable record or effective date hereinafter specified), a notice stating
(A) the date as of which the holders of Common Stock of record to be entitled to receive any such rights, warrants or distributions are to be determined, or (B) the date on which any such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

          (g) Whenever reference is made in this Section 8 to the issuance of shares of Common Stock, the term "Common Stock" shall include any equity securities of any class of the Company hereafter authorized (excluding the Class B Common Stock and Series D Preferred Stock, as defined in the Purchase Agreement) which shall not be limited to a fixed sum or percentage in respect of the right of the

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holders thereof to participate in dividends or distributions of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company.

          (h) Notwithstanding any provision to the contrary in this Section 8, the Exercise Prices in effect at any time, and the number of shares of Common Stock which may be purchased upon the exercise hereof, shall not be subject to change or adjustment in either of the following cases:

          (i) In case the Company shall issue shares of Common Stock to any Person, or rights, options or warrants to any Persons entitling such Persons to subscribe for or purchase shares of Common Stock, at a price per share at least equal to or greater than the current market price per share of Common Stock as of the issue date such shares of Common Stock or rights, options or warrants to any such Person; or

          (ii) In case the Company purchases any assets or securities (a "Purchase") and provides all or some of the consideration for such Purchase in shares of Common Stock; provided, however, that any assets or securities so purchased by the Company are purchased at a price which is at or below the fair market value of such assets or securities as determined in good faith by the Board of Directors of the Company; and provided, further, that any shares of Common Stock provided as consideration by the Company for any such Purchase are issued at a price or valued at a price at least equal to or greater than the current market price per share of Common Stock as of the date of issuance of such shares of Common Stock as determined in good faith by the Board of Directors of the Company.

Notwithstanding any other provision contained in this Section 8, no adjustment to the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price as then in effect. Any adjustments that are not made as a result of this Section 8(i) shall be carried forward and taken into account in any subsequent adjustment.

          9. Officers' Certificate. Whenever any adjustment in the Exercise Prices is made, the Company (A) shall forthwith file in the custody of its Secretary at its principal office, a statement describing the adjustment and the method of calculation used, and may obtain the certificate of any independent firm of public accountants of national recognition selected by the Board of Directors of the Company which, if obtained, shall be presumptive evidence of the correctness of any such

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calculation that such adjustment was properly calculated in accordance with the provisions of Section 8 and (B) shall cause a copy of such statement to be mailed by first class mail postage prepaid to the Holder.

          10. Consolidation or Merger. In case of any consolidation of the Company with, or merger of the Company into, any other Person or any merger of another Person into the Company (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the Common Stock outstanding), the Holder of this Warrant Certificate shall have the right thereafter to exercise the Warrants for the kind and amount of securities, cash and other property receivable upon such consolidation or merger by a holder of the number of shares of Common Stock of the Company for which the Warrants may have been exercised immediately prior to such consolidation or merger, assuming such holder of Common Stock of the Company (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation or merger (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation or merger is not the same for each share of Common Stock of the Company held immediately prior to such consolidation or merger by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 10 the kind and amount of securities, cash and other property receivable upon such consolidation or merger by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Adjustments for events subsequent to the effective date of such a consolidation or merger shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant Certificate. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation or otherwise so that the provisions set forth herein for the protection of the rights of Warrant holders shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this Section 10 shall similarly apply to successive consolidations or mergers.

          11. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any notice shall be deemed given when so delivered personally, sent by facsimile transmission or, if mailed, three (3) business days after the date of deposit in the United States mail, by certified mail return receipt requested, as follows:

If to the Company:  HighwayMaster Communications, Inc.
                    16479 Dallas Parkway, Suite 710
                    Dallas, Texas  75248
                    Attention: William C. Kennedy, Jr.
                    Facsimile:  (972) 930-7263

If to the Holder:   Southwestern Bell Wireless Holdings, Inc.
                    17330 Preston Road
                    Suite 100A
                    Dallas, Texas  75252
                    Attention: President
                    Facsimile: (972) 733-2012

and to:             SBC Communications Inc.
                    175 E. Houston
                    San Antonio, Texas 78205
                    Attention: General Attorney, Mergers & Acquisitions
                    Facsimile: (210) 351-3488

or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

               12. APPLICABLE LAW. THIS WARRANT CERTIFICATE AND ALL RIGHTS ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

               13. Amendments; Waivers. Any provision of this Warrant Certificate may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               14. Agreement of Holder. By acceptance of this Warrant Certificate and the Warrants represented thereby the Holder hereby agrees to be bound by the terms and conditions contained herein.

               15. Termination. In the event that the Escrow Fund is released to SBW pursuant to the terms of the Escrow Agreement, this Warrant Certificate shall thereafter become void and have no effect, and neither the Company nor the Holder shall have any liability to the other or its Affiliates by virtue of the provisions of this Warrant Certificate or in connection with the transactions contemplated hereby, and except that the Holder shall be obligated to promptly deliver this Warrant Certificate and the certificates evidencing any shares of Common Stock acquired upon the exercise of the Warrants to the Company for cancellation and return any dividends received during the period it held such shares to the Company.

               IN WITNESS WHEREOF, the Company has duly caused this Warrant Certificate to be signed and attested by its duly authorized officers and to be dated as of September 27, 1996.

                                                 HIGHWAYMASTER COMMUNICATIONS,
                                                   INC.



                                                 By: /s/ William C. Saunders
                                                     Name:
                                                     Title:

Attest:


By: /s/ Wesley E. Schlenker
    Name: Wesley E. Schlenker
    Title: Secretary


Consented to and Accepted:

SOUTHWESTERN BELL WIRELESS HOLDINGS, INC.


By: /s/ S. Sigman
    Name: Stan Sigman
    Title: President & CEO


      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR SECURITIES LAWS OF ANY STATE, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREUNDER. NO HOLDER OF WARRANTS EVIDENCED BY THIS CERTIFICATE MAY TRANSFER SUCH WARRANTS OR ANY INTEREST THEREIN TO ANY PERSON OTHER THAN SOUTHWESTERN BELL WIRELESS HOLDINGS, INC. OR AN AFFILIATE OF SOUTHWESTERN BELL WIRELESS HOLDINGS, INC.

                                 ASSIGNMENT FORM

            (To be executed if Holder desires to transfer a Warrant)


               For Value Received, the undersigned hereby sells, assigns and transfers to ___________________ an Affiliate of Southwestern Bell Wireless Holdings, Inc. in accordance with Section 6 of the Warrant Certificate.


_______________________________________________________________________________
               Please insert social security or other identifying number

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
               (Please print name and address including zip code)


Warrants represented by this Warrant Certificate, and does hereby irrevocably appoint ___________________ Attorney, to transfer such rights on the books of the Company with full power of substitution.

Date: ________________________.

                                                 ____________________________(1)
                                                 (Signature of Owner)


                                                 ______________________________
                                                 (Street Address)


                                             __________________________________
                                                 (City)       (State)(Zip Code)

(1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

                           EXERCISE SUBSCRIPTION FORM

     (To be executed only upon exercise for cash of Warrants at the First Exercise Price)


To: HighwayMaster Communications, Inc.

     The undersigned irrevocably exercises Warrants for the purchase of _______ shares of common stock, $0.01 par value, of HighwayMaster Communications, Inc. (the "Common Stock") at the First Exercise Price and herewith makes payment of $______________ (such payment being made in U.S. dollars in cash, wire transfer of immediately available funds, bank cashier's check or bank draft payable to the order of HighwayMaster Communications, Inc.), all on the terms and conditions specified in the attached Warrant Certificate, and surrenders this Warrant Certificate and all right, title and interest in the Warrants exercised hereby to HighwayMaster Communications, Inc. and directs that the shares of Common Stock deliverable upon the exercise of these Warrants be registered or placed in the name and at the address specified below and delivered thereto.


Date: ___________________.


                                                 ___________________________(1)
                                                 (Signature of Owner)


                                                 ______________________________
                                                     (Street Address)


                                                 ______________________________
                                                 (City)       (State)(Zip Code)


(1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

I.   Securities and/or check to be issued to:


Please insert social security or identifying number:


Name:


Street Address:


City, State and Zip Code:


Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:


[(an Affiliate of Southwestern Bell Wireless Holdings, Inc. in accordance with
Section 6 of the Warrant Certificate)]



Please insert social security or identifying number:


Name:


Street Address:


City, State and Zip Code:

                           EXERCISE SUBSCRIPTION FORM

     (To be executed only upon cashless exercise of Warrants at the First Exercise Price)


To: HighwayMaster Communications, Inc.

     The undersigned irrevocably exercises Warrants for the purchase of ________ shares of common stock, $0.01 par value, of HighwayMaster Communications, Inc. (the "Common Stock") at the First Exercise Price without any cash payment pursuant to Section 2(c) of the attached Warrant Certificate and on the other terms and conditions specified therein, and surrenders this Warrant Certificate and all right, title and interest in the Warrants exercised hereby to HighwayMaster Communications, Inc. and directs that the shares of Common Stock deliverable upon the exercise of these Warrants be registered or placed in the name and at the address specified below and delivered thereto.


Date: ____________________.


                                                 ___________________________(1)
                                                 (Signature of Owner)


                                                 ______________________________
                                                 (Street Address)


                                                 ______________________________
                                                 (City)       (State)(Zip Code)





(1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

II.  Securities and/or check to be issued to:


Please insert social security or identifying number:


Name:


Street Address:


City, State and Zip Code:


Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:

             [(an Affiliate of Southwestern Bell
             Wireless Holdings, Inc. in accordance with
             Section 6 of the Warrant Certificate)]


Please insert social security or identifying number:


Name:


Street Address:


City, State and Zip Code:

                           EXERCISE SUBSCRIPTION FORM

     (To be executed only upon exercise for cash of Warrants at the Second Exercise Price)


To: HighwayMaster Communications, Inc.

     The undersigned irrevocably exercises Warrants for the purchase of ______ shares of common stock, $0.01 par value, of HighwayMaster Communications, Inc. (the "Common Stock") at the Second Exercise Price and herewith makes payment of $ (such payment being made in U.S. dollars in cash, wire transfer of immediately available funds, bank cashier's check or bank draft payable to the order of HighwayMaster Communications, Inc.), all on the terms and conditions specified in the attached Warrant Certificate, and surrenders this Warrant Certificate and all right, title and interest in the Warrants exercised hereby to HighwayMaster Communications, Inc. and directs that the shares of Common Stock deliverable upon the exercise of these Warrants be registered or placed in the name and at the address specified below and delivered thereto.


Date: ___________________.


                                                 ___________________________(1)
                                                 (Signature of Owner)


                                                 ______________________________
                                                 (Street Address)


                                                 ______________________________
                                                 (City)      (State) (Zip Code)

(1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

III. Securities and/or check to be issued to:


Please insert social security or identifying number:


Name:


Street Address:


City, State and Zip Code:


Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:

             [(an Affiliate of Southwestern Bell Wireless
             Holdings, Inc. in accordance with
             Section 6 of the Warrant Certificate)]


Please insert social security or identifying number:


Name:


Street Address:


City, State and Zip Code:

                           EXERCISE SUBSCRIPTION FORM

     (To be executed only upon cashless exercise of Warrants at the Second Exercise Price)


To: HighwayMaster Communications, Inc.

     The undersigned irrevocably exercises Warrants for the purchase of ______ shares of common stock, $0.01 par value, of HighwayMaster Communications, Inc. (the "Common Stock") at the Second Exercise Price without any cash payment pursuant to Section 2(c) of the attached Warrant Certificate and on the other terms and conditions specified therein and surrenders this Warrant Certificate and all right, title and interest in the Warrants exercised hereby to HighwayMaster Communications, Inc. and directs that the shares of Common Stock deliverable upon the exercise of these Warrants be registered or placed in the name and at the address specified below and delivered thereto.


Date: __________________.


                                                 ___________________________(1)
                                                 (Signature of Owner)


                                                 ______________________________
                                                 (Street Address)


                                                 ______________________________
                                                 (City)       (State)(Zip Code)

(1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

IV.  Securities and/or check to be issued to:


Please insert social security or identifying number:


Name:


Street Address:


City, State and Zip Code:


Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:

             [(an Affiliate of Southwestern Bell Wireless
             Holdings, Inc. in accordance with
             Section 6 of the Warrant Certificate)]


Please insert social security or identifying number:


Name:


Street Address:


City, State and Zip Code: